                                                                 EXHIBIT d(1)(d)


                                 AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of June 23, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to delete a portfolio, the AIM High Yield Fund II;

         NOW, THEREFORE, the parties agree as follows;

         1. Schedule A and Schedule B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "SCHEDULE A
                            FUNDS AND EFFECTIVE DATES



NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                ------------------------------------

AIM High Yield Fund                                     June 1, 2000

AIM Income Fund                                         June 1, 2000

AIM Intermediate Government Fund                        June 1, 2000

AIM Limited Maturity Treasury Fund                      June 1, 2000

AIM Money Market Fund                                   June 1, 2000

AIM Municipal Bond Fund                                 June 1, 2000

AIM Short Term Bond Fund                               August 29, 2002

AIM Total Return Bond Fund                            December 28, 2001

                                   SCHEDULE B
                           COMPENSATION TO THE ADVISOR

         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM HIGH YIELD FUND

NET ASSETS                                          ANNUAL RATE
----------                                          -----------
First $200 million.................................    0.625%
Next $300 million..................................    0.55%
Next $500 million..................................    0.50%
Amount over $1 billion.............................    0.45%


                                 AIM INCOME FUND
                        AIM INTERMEDIATE GOVERNMENT FUND
                             AIM MUNICIPAL BOND FUND

NET ASSETS                                          ANNUAL RATE
----------                                          -----------
First $200 million.................................    0.50%
Next $300 million..................................    0.40%
Next $500 million..................................    0.35%
Amount over $1 billion.............................    0.30%


                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS                                          ANNUAL RATE
----------                                          -----------
First $500 million.................................    0.20%
Amount over $500 million...........................    0.175%


                              AIM MONEY MARKET FUND

NET ASSETS                                          ANNUAL RATE
----------                                          -----------
First $1 billion...................................    0.55%
Over $1 billion....................................    0.50%

                            AIM SHORT TERM BOND FUND

NET ASSETS                                          ANNUAL RATE
----------                                          -----------
All Assets ........................................    0.40%


                           AIM TOTAL RETURN BOND FUND

NET ASSETS                                          ANNUAL RATE
----------                                          -----------
First $500 million.................................    0.50%
Next $500 million..................................    0.45%
Over $1 billion....................................    0.40%"


         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                            AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ JOHN H. LIVELY                  By: /s/ ROBERT H. GRAHAM
       --------------------------              --------------------------------
          Assistant Secretary                     Robert H. Graham
                                                  President


(SEAL)

                                            A I M ADVISORS, INC.


Attest: /s/ JOHN H. LIVELY                  By: /s/ MARK H. WILLIAMSON
       --------------------------              --------------------------------
          Assistant Secretary                     Mark H. Williamson
                                                  President


(SEAL)


                                       3